                                                                    Exhibit 23.1


                                 ALCATEL LUCENT

                                 Societe Anonyme

                                54 rue La Boetie
                                   75008 PARIS

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 30, 2006, relating to the consolidated financial statements of Alcatel and subsidiaries, appearing in the Annual Report on Form 20-F of Alcatel for the year ended December 31, 2005, as amended by Form 20-F/A (Amendment No. 1) filed on August 4, 2006 and Form 20-F/A (Amendment No.
2) filed on August 7, 2006, and to the reference to us under the heading "Experts" in such Registration Statement.



/s/ DELOITTE & ASSOCIES

Neuilly-sur-Seine, France
November 30, 2006